Exhibit 99.B(p)(48)

ARES MGMT – CODE OF ETHICS

CODE OF ETHICS

OF

ARES MANAGEMENT LLC

SECTION I:  STATEMENT OF PURPOSE AND APPLICABILITY

Ares Management LLC (the “Adviser” or “Ares”) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  Ares provides advisory, administrative and management services to various investment funds (each a “Fund” and collectively the “Funds”).  Rule 204A-1 under the Advisers Act requires a registered investment adviser to establish, maintain and enforce a code of ethics applicable to its Covered Persons that includes certain specified provisions.  Defined terms used herein shall have the meanings given to those terms in Section V or in the Ares Management LLC Insider Trading Policy.  The Adviser has adopted this Code of Ethics pursuant to the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940.

SECTION II:  STANDARDS OF CONDUCT

(A)          General Standards

1.             No Covered Person shall, in breach of any fiduciary duty he or she owes to the Funds:

(a)           engage, directly or indirectly, in any business investment in a manner detrimental to the Funds; or

(b)           use confidential information gained by reason of his or her employment by or affiliation with the Adviser in a manner detrimental to the Funds.

2.             Before, or at the time that, a Covered Person recommends or authorizes the purchase or sale of a Covered Security by a Fund, he or she shall disclose to the Designated Officer:

(a)           any Beneficial Ownership in such Covered Security that he or she has or proposes to acquire;

(b)           any interest he or she has or proposes to acquire in any Third Party Account in which such Covered Security is held; and

(c)           any interest in or relationship with the issuer of such Covered Security that he or she has or proposes to acquire.

3.            Each Covered Person must conduct his or her personal securities transactions in a manner that is consistent with this Code of Ethics and that will avoid an abuse of his or her position of trust and responsibility within the Adviser.

February 20, 2007

4.             No Covered Person shall engage in any act, practice, or course of business that is in breach of the fiduciary duty of care, loyalty, honesty and good faith that he or she, and the Adviser, owe to the Funds.

5.             No Covered Person shall, in connection with his or her duties for the Adviser or a Fund, engage in any act, practice or course of business in violation of any applicable law, rule or regulation including, without limitation, the Federal Securities Laws.

(B)           Prohibited Transactions

1.             General Prohibition.  Generally, unless a Covered Person shall have obtained prior approval from the Designated Officer, no Covered Person shall purchase or sell (or otherwise acquire or dispose of) direct or indirect Beneficial Ownership of any Covered Security.

2.             Gifts.  No Covered Person or Covered Person may accept any gift, favor, or service from any person with whom he or she transacts business on behalf of the Adviser, if to do so would conflict with the Funds’ best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Funds or the Adviser.

SECTION III:  POLICY ON PERSONAL SECURITY TRANSACTIONS

(A)          Pre-clearance Procedures

1.             Covered Persons must have written clearance for any transactions in a Covered Security before completing the transaction. Ares reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct, and may decline to pre-clear a proposed transaction by a Covered Person in a Covered Security for a number of reasons, including, but not limited to:

•      conflicting sides of a transaction with clients;

•      violation of a confidentiality agreement;

•      issuer included on the firm’s restricted list; and

•      “front running” a proposed transaction before the consummation of a trade by a client through a program established by that client.

Covered Person must complete Ares’ Personal Trading Pre-Clearance Form when requesting a trade in any Covered Securities, or the Limited Offering and IPO Request and

Reporting Form when requesting a trade in a Limited Offering or IPO.  Copies of all reporting forms discussed in this Code may be obtained on Ares’ Intranet at http://[TO COME] or by contacting the Designated Officer. All pre-clearance requests must be submitted to the Designated Officer.

Once pre-clearance is granted to a Covered Person, such person may only transact in a Covered Security for up to 5 business days following pre-clearance.  If the Covered Person wishes to transact in a Covered Security on the following or any other day subsequent to the 5 day window, he/she must again obtain pre-clearance for the transaction. Clearance will typically be granted within one to two days following the request, although the Designated Officer will endeavor to review and reply to the request as promptly as practicable.

If the Designated Officer is the person whose acquisition requires such approval, he must obtain such approval from the Adviser’s internal legal counsel (or his or her designee).

Covered Persons of the Adviser must obtain approval from the Designated Officer before directly or indirectly acquiring Beneficial Ownership in any Securities in an Initial Public Offering “IPO” or Limited Offering.

(B)           Restricted List

Upon the approval of any request for the Firm or any Covered Person to receive material, nonpublic information from any outside source, the legal department will add the company to which such information relates to the Firm’s Restricted List.  The legal department is responsible for maintaining and updating on a continuous basis the Restricted List.

Neither the Firm nor any of its Covered Person may engage in transactions in any security of a company listed on the Restricted List, without the prior written approval of the Designated Officer.  [Generally, whenever an entity is placed on the Firm’s restricted list, any Firm position in that company will automatically be frozen.]

SECTION IV:  PROCEDURES TO IMPLEMENT CODE OF ETHICS

The following reporting, review and record keeping procedures have been established to assist in the avoidance of a violation of this Code of Ethics and to assist the Adviser in preventing, detecting, and imposing sanctions for violations of this Code of Ethics.  Questions regarding these procedures should be directed to General Counsel and/or the Chief Compliance Officer (the “CCO”).

(A)          Reports to be filed by Covered Person

Each Covered Person must complete and file with the legal department the following:

1.             Initial Holdings Report.  Within ten (10) calendar days of the start of employment, each Covered Person must complete an “Initial Report of Covered Securities and Covered Accounts”, substantially in the form attached as Exhibit B hereto. This report must be current as of a date not more than 45 day prior to the Covered Person’s employment start date.

* Limited Offerings and other holdings not commonly held in a brokerage account must be reported on Exhibit B hereto.

A Covered Person who fails to submit the report within ten (10) calendar days of his or her employment start date will be prohibited from engaging in any personal securities transactions until such report is submitted and may be subject to other sanctions.

2.             New Accounts.  Each Covered Person must promptly report new mutual fund and/or brokerage accounts for him/herself, his/her spouse or any immediate family member who shares the same household.  Unless an account has been reported to the legal department, the Covered Person is prohibited from engaging in personal securities transactions in that account.

3.             Quarterly Personal Investment Report. Within thirty (30) days of the end of each calendar quarter, each Covered Person must submit a “Quarterly Report of Covered Securities Transactions”, substantially in the form attached as Exhibit C hereto, indicating all Covered Securities transactions made by such Covered Person during the previous quarter.

4.             Annual Holdings Report. Within forty-five (45) days of the end of each calendar year, each Covered Person must complete and return to the Designated Officer an “Annual Report of Covered Securities and Covered Accounts”, substantially in the form attached as Exhibit D hereto, updated to reflect his or her Covered Accounts and holdings of Covered Securities as of the end of the calendar year.

NOTE: Covered Persons may, in lieu of submitting the initial and annual holdings report forms attached hereto, (i) submit duplicate copies of their brokerage/custodial statements to the legal department or (ii) have duplicate copies of their trade confirmations and monthly or quarterly account statements forwarded directly to the legal department by the broker-dealers or banks where their accounts are maintained.

(B)           Disclaimer of Beneficial Ownership.

Any Covered Person may at any time or from time to time deliver to the Designated Officer a statement that his or her filing of any report hereunder or the delivery on his or her behalf of any duplicate account statement required hereunder shall not be construed as an admission by such Covered Person that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which such report or such duplicate account statement relates.

(C)           Review of Reports.

Ares’ Code of Ethics is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Covered Person’s personal trading activities.  In developing this Code of Ethics, Ares considered the material risks applicable to Covered Person’s trading in Covered Securities including, but not limited to:

•      a Covered Person engaging in various personal trading practices that wrongly make use of Non-Public information, thereby resulting in potential harm to clients or unjust enrichment to the Covered Person; these practices include trading “ahead” of clients and passing Non-Public Information on to spouses and other persons over whose accounts the Covered Person has control;

•      a Covered Person may “cherry pick” Clients’ trades and systematically move profitable trades to a personal account;

•      one or more Covered Person may engage in an excessive volume of personal trading that detracts from their ability to perform services for clients;

•      a Covered Person take advantage of his or her position by accepting excessive gifts or other gratuities (including access to Initial Public Offerings) from individuals seeking to do business with Ares;

•      a Covered Person is unaware of what constitutes Material Non-Public information.

•      a Covered Person serves as trustees and/or directors of an outside organizations, which could present potential conflicts, for example, if Ares wants to recommend the organization for investment or if the organization is one of Ares’ service providers; and/or

•      a Covered Person uses firm property, including research, supplies, and equipment, for personal trading benefit.

(D)          Reporting Violations and Remedial Actions.  The Designated Officer shall review the reports filed, and account statements delivered, under this Code of Ethics to determine whether any transactions disclosed therein constitute a violation of this Code of Ethics.  Before making any determination that a violation has been committed by any Covered Person, the Designated Officer and/or the General Counsel or his or her designee (in the event that the Covered Person at issue is the Designated Officer) shall afford the Covered Person an opportunity to supply additional explanatory material.

Upon determination that a violation of the Code has occurred, Ares’ senior management may impose such sanctions as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator.

(E)           Exceptions From Reporting Requirements

1.             A Covered Person need not make a report under Section IV.A. with respect to a Covered Security held in, or transactions effected for, any account over which the Covered Person has no direct or indirect influence or control. (exceptions would include any accounts managed by an unaffiliated money manager provided the Covered Person can not directly or indirectly influence the management of the account)

2.             A Covered Person need not make a quarterly transaction report to the extent the information in the report would duplicate information required to be recorded under Rules 204A-1 under the Advisers Act.

3.             A Covered Person need not make a quarterly transaction report with respect to transactions effected pursuant to a program (such as a dividend reinvestment plan) in which periodic purchases (or sales) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.   However, covered securities acquired via an automatic investment plan must still be reported on the initial and annual holdings reports.

(F)           Obligation to Report Violations.  Every Covered Person who becomes aware of a violation of this Code of Ethics must report it to the CCO, who shall report it to appropriate management personnel of Adviser.  The CCO and the management personnel to whom a violation is reported shall treat the report confidentially to the extent permitted by law, promptly investigate the matter, and take such disciplinary action as they consider appropriate under the circumstances.  Any form of retaliation against a person who reports a violation is prohibited and constitutes a violation of this Code of Ethics.

(G)          Records.  The Adviser shall maintain records with respect to this Code of Ethics in the manner and to the extent set forth below, which records may be maintained in micrographic or electronic form under the conditions described in paragraph (g) of Rule 204-2 under the Advisers Act, and shall be available for examination by the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

1.     a copy of this Code of Ethics and any other code of ethics of the Adviser that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

2.     a record of any violation of this Code of Ethics, and of any action taken as a result of such violation shall be preserved in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

3.     a copy of each report made by an Covered Personas required by the Rule or pursuant to this Code of Ethics, including any information provided in lieu of the reports under paragraph (b) of Rule 204A-1 under the Advisers Act, shall be maintained for at least five years after the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

4.     a record of all persons within the past five years who are or were required to make reports pursuant to paragraph (b) of Rule 204A-1 or this Code of Ethics, or who are or were responsible for reviewing those reports, shall be maintained in an easily accessible place;

5.     a record of any decision, and the reasons supporting the decision, to approve the acquisition by Covered Person of securities in an Initial Public Offering or in a Limited Offering shall be maintained for at least five years after the end of the fiscal year in which such acquisition is approved; and

6.     A copy of all written acknowledgements as required by paragraph (a) (5) or Rule 204A-1 and this Code of Ethics for each person who is, or within the past five years was, a Covered Person.

(H)          Confidentiality.  All reports, duplicate account statements and other information filed or delivered to the Legal Department or furnished to any other person pursuant to this Code of Ethics shall be treated as confidential and intended solely for internal use only unless required to be disclosed to a regulatory or governmental agency.

SECTION V:  GLOSSARY OF DEFINITIONS

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliated Person” of another person means:

1.     any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

2.     any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person;

3.     any person directly or indirectly controlling, controlled by or under common control with, such other person;

4.     any officer, director, partner, copartner or employee of such other person;

5.     if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

6.     if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

“Beneficial Ownership” means beneficial ownership determined pursuant to Rule 16a-1(a)(2) under the 1934 Act.

“Covered Person” means any director, officer, partner and employee of Ares and/or its Affiliated Persons who:

1.     has access to nonpublic information regarding any Fund’s purchase or sale of securities or portfolio holdings; or

2.     is involved in making securities recommendations to a Fund or has access to such recommendations that are nonpublic and is subject to the supervision and control of Ares.

“Covered Account” means any broker, dealer or bank with which the Covered Person maintains an account in which “ANY” Securities are held or could be held for the direct or indirect benefit of such Covered Person.

“Covered Security” means a Security, except that such term does not include:

1.     direct obligations of the Government of the United States;

2.     bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3.     shares issued by open-end investment companies registered under the Act; and

4.     shares of money market funds

NOTE: such exemption does not apply to any shares of open-end mutual funds that are advised or sub-advised by Ares (or an affiliate) or are otherwise affiliated with Ares (or an affiliate). Covered Persons must Pre-clear and Report any personal transaction in these investments.

“Designated Officer” means the person designated by the Adviser to be its Chief Compliance Officer in accordance with Rule 206(4)-7 under the Advisers Act; provided, that the Adviser may from time to time designate another person to act on behalf of the Designated Officer during periods when the Designated Officer is absent or disabled, or where there is an actual or potential conflict of interest with respect to the Chief Compliance Officer taking any action hereunder, and during such periods the term “Designated Officer” shall mean such other officer.

“Federal Securities Laws” means the Advisers Act, the Investment Company Act of 1940, as amended, the 1933 Act, the 1934 Act, Title V of the Gramm-Leach-Bliley Act all rules and regulations adopted by the SEC under the foregoing statutes, thee provisions of the Bank Secrecy Act that apply to investment companies and investment advisers and any rules adopted under such provisions by the SEC or the Department of the Treasury.

“Initial Public Offering” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15 of the 1934 Act by virtue of having an equity security registered under Section 12 of the 1934 Act.

“Limited Offering” means an offering that is exempt from registration under the 1933 Act including, without limitation, pursuant to Section 4(2) (or Rules 504, 505 or 506 promulgated thereunder) or Section 4(6).

“SEC” means the United States Securities and Exchange Commission.

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, and shall include, without limitation:

•      equity securities;

•      exchange traded funds (ETFs);

•      derivative instruments;

•      private placements;

•      debt/fixed income securities;

•      limited partnership and limited liability company interests;

•      shares issued by unit investment trusts; and

•      investments transactions in securities of Ares Capital Corporation and any other Affiliated Person of Ares.

SECTION VI: ACKNOWLEDGEMENT OF RECEIPT AND ANNUAL CERTIFICATION OF COMPLIANCE

Upon commencement of employment with the Advisor or an Affiliated Person of the Advisor, annually thereafter and whenever this Code of Ethics is amended, each Covered Person shall sign and deliver to the Designated Officer an acknowledgement of receipt of, and certification of compliance with, this Code of Ethics and any amendments thereto, in the Form attached hereto as Exhibit A.

EXHIBIT A

ACKNOWLEDGMENT AND CERTIFICATION

I acknowledge receipt of the Code of Ethics of Ares Management LLC, dated as of              , 2007.  I have read and understand the Code of Ethics and agree to be governed by it at all times.  Further, if I have been subject to the Code of Ethics during the preceding year, I certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

(signature)

(please print name)

(date)

EXHIBIT B

INITIAL HOLDINGS REPORT

Name of Reporting Person:

Date Person Became Subject to the Code’s Reporting Requirements:

Information in Report Dated as of:

Date Report Submitted:

Covered Securities Holdings

Name of Issuer and	No. of Shares	Principal Amount
Title of Security	(if applicable)	(if applicable)

•      If you have no covered securities holdings to report, please check here. ☐

Covered Securities Accounts

If you maintain an account in which covered securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

•      If you have no covered securities accounts to report, please check here. ☐

I certify that I have reported all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

EXHIBIT C

QUARTERLY REPORT OF COVERED SECURITIES TRANSACTIONS

Name of Reporting Person:

Calendar Quarter Ended:

Date Report Due:

Date Report Submitted:

Covered Securities Transactions

		No. of	Principal Amount,			Name of Broker,
	Name of Issuer	Shares	Maturity Date and			Dealer or Bank
Date of	and	(if	Interest Rate	Type of		Effecting
Transaction	Title of Security	applicable)	(if applicable)	Transaction	Price	Transaction

•      If you have no securities transactions to report for the quarter, please check here. ☐

•      If you had securities transactions for the quarter, and provided duplicate copies of your brokerage and confirmation statements in lieu of this report, please check here. ☐

Covered Securities Accounts

If you established a new account during the quarter that holds covered securities, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

•      If you did not establish an account that holds covered securities during the quarter, please check here. ☐

I certify that I have included all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date

EXHIBIT D

ANNUAL HOLDINGS REPORT

Name of Reporting Person:

Information in Report Dated as of:

Date Report Submitted:

Calendar Year Ended: December 31,

Covered Securities Holdings

Name of Issuer and	No. of Shares	Principal Amount
Title of Security	(if applicable)	(if applicable)

•      If you have no covered securities transactions to report, please check here. ☐

•      If you had covered securities transactions throughout the year, but provided duplicate copies of your brokerage and confirmation statements in lieu of the report above, please check here. ☐

Covered Securities Accounts

If you maintain an account in which covered securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

•      If you have no covered securities accounts to report, please check here. ☐

I certify that I have reported all securities holdings and accounts required to be reported pursuant to the Code of Ethics.

Signature	Date